FOR IMMEDIATE RELEASE Castle Brands Inc. 570 Lexington Avenue New York, NY 10022 646-356-0200 www.castlebrandsinc.com
Investor Relations Contact: ICR Kathleen Heaney (203) 803-3585 ir@castlebrandsinc.com

Castle Brands Announces Management Changes

• Company to Host Conference Call at 4:30 p.m. (ET)

New York, New York, November 13, 2007. Castle Brands Inc. (AMEX:ROX), an emerging global premium spirits company based in the U.S., announced today that Don Marsh, who has been assisting the Company as a senior consultant in the management and execution of operating and finance-related matters, will assume the role of President and Chief Operating Officer effective November 15, 2007.

The Company also announced that effective November 15, 2007, Mark Andrews, Chairman of the Board and Chief Executive Officer, will cease to serve as the Chief Executive Officer (CEO), but will remain as Chairman of the Board. The Board will not appoint a new CEO at this time. Also effective November 15, Keith Bellinger will resign as President and Chief Operating Officer of Castle Brands. He will, however, retain his seat on the Board.

Mr. Marsh brings many years of substantial financial and operational experience to Castle Brands, having most recently served as Chief Financial Officer of Commonwealth Industries, Inc., a publicly traded metals company with over $1 billion in annual revenue. Mr. Marsh served as Executive Vice President of Chemical Bank, where he began his career.

Don Marsh, the Company’s President and Chief Operating Officer commented, “I have been involved with Castle Brands for the past year in a senior consultant role and am excited to take a more active role in the Company as President and COO. We have a talented management team in place, and I am confident that my close work with Castle Brands over the past year will ensure a smooth transition. Castle Brands has a strong and well diversified portfolio of brands, and I look forward to building on the momentum that has clearly been established in our business”. Mr. Marsh added, “I would like to thank Mark and Keith for their individual and collective contributions to the Company, taking it from a start-up to the rapidly growing public company that it is today.”

In other news, the Company announced that the Chief Financial Officer position, which has been vacant since March 2007, will be filled by Alfred J. Small, who has served as Castle Brands’ Vice President-Controller since March 2007 and as its Principal Accounting Officer since October 2006. Mr. Small joined Castle Brands in October 2004. Prior to joining Castle Brands, from February 1999 until October 2004, Mr. Small served in various accounting roles, including Senior Accountant at Grodsky Caporrino & Kaufman, CPA PC. Mr. Small received a bachelor of science from the State University of New York in 1997 and is certified public accountant.

Conference Call Info

The Company will host a conference call today at 4:30 p.m. to discuss the management changes as well as fiscal second quarter 2008 results. All interested parties in the U.S. are invited to join the conference by dialing 1-888-724-9518 and asking for the Castle Brands call. International callers should dial 1-913-312-0720. No passcode needed. The conference call will be webcast and can be accessed from the Investor Relations section of the Company’s website at company www.castlebrandsinc.com. For those unable to participate in the live call, a replay will be available by calling 1-888-203-1112 (U.S.) or 1-719-457-0820 (international). The access code is 4923553. The replay will be available from 7:30 p.m. ET on November 13, 2007 through

11:59 p.m. ET on November 20, 2007.

About Castle Brands

Castle Brands is an emerging developer and international marketer of premium branded spirits within four growing categories of the spirits industry: vodka, rum, whiskey and liqueurs. Castle Brands’ portfolio includes Boru® Vodka, Gosling’s Rum® , Sea Wynde® Rum, Knappogue Castle Whiskey® , Clontarf® Irish Whiskey, Jefferson’s(TM) and Jefferson’s Reserve® Bourbon, Sam Houston® Bourbon, Celtic Crossing® Liqueur, Pallini® LimoncelloTM, Raspicello TM, and Peachcello TM, and Brady’s® Irish Cream.

Forward Looking Statements

This press release includes statements of our expectations, intentions, plans and beliefs that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, related to the discussion of our business strategies and our expectations concerning future operations, margins, profitability, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. We have used words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “expects,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, including references to assumptions, in this press release to identify forward looking statements. These forward looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward looking statements.

When considering these forward looking statements, you should keep in mind the cautionary statements in this press release and the documents incorporated by reference. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to update any forward looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.

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